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                                                                   EXHIBIT 10.48

                           [AUTO-GRAPHICS, INC. LOGO]

                                    Contract

                                  Agreement for
                                  Licensing the
                          REMARC Bibliographic Database
                                       for
                                  Re-licensing
                                       in
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                                      Japan
                                     by the
                              Maruzen Company Ltd.

THIS LICENSE AGREEMENT, entered into this twenty-first day of February, 2001, is made by and between Auto-Graphics, Inc., a California Corporation with its principal place of business at 3201 Temple Avenue, Pomona, California 91768, hereinafter referred to as A-G, and Maruzen Company Ltd., a Japanese Corporation with its principal place of business at Maruzen No. 4 Building, 13-6 Nihombshi 3-chrome, Chuo-ku, Tokyo, Japan 103-0027, hereinafter referred to as Maruzen.

1. SCOPE OF AGREEMENT. This Agreement specifies the terms and conditions by which Maruzen will license from A-G, and A-G will provide to Maruzen the REMARC Bibliographic Database.

2. DEFINED TERMS. For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        (a) "Acceptance" of the REMARC Bibliographic Database shall occur upon written notice by Maruzen to A-G that the database has been physically received by Maruzen in readable format. In the event such notice has not been provided with fourteen (14) days of delivery of the database to Maruzen (in installable condition and format), the database shall be deemed accepted. In the event of written notice of non-acceptance is provided by Maruzen to A-G within such fourteen (14) day period, A-G shall promptly correct the applicable problem or problems and resubmit the database to Maruzen for acceptance as set forth herein. Such correction shall continue until Maruzen has either accepted the database, or following written notice of intention to terminate the Agreement in conjunction with A-G's failure to cure any such defect within thirty (30) days of its receipt of such notice of proposed termination.

        (b) "REMARC Bibliographic Database" shall be defined as A-G's copy of the REMARC Bibliographic Database. The REMARC Bibliographic Database is a static database consisting of 4,500,000 MARC records representing items in the Library of Congress shelflist prior to 1968.



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3.      ENTIRE AGREEMENT/PRECEDENCE. This Agreement will consist of this
        Agreement only, which will then be considered to make up the entire Agreement. Each of the parties hereto represents, warrants and covenants to the other that in entering into and performing this Agreement they are not relying upon any statement, representation, undertaking, agreement, covenant, promise, assurance, guarantee, warranty or other matter which is not expressly set forth and contained in this Agreement including the Proposal. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing specifically referencing this paragraph by the party sought to be bound thereby.

4. PAYMENT TERMS. Total payment of $1.5 million will be made to A-G for the REMARC Bibliographic Database. Payments shall be made via wire transfer in accordance with A-G's wiring instructions, and must be guaranteed by a standby letter of credit in a form acceptable to A-G. All payments shall be in U.S. dollars. The following payment schedule shall apply:

        (a) Payment of $300,000 within thirty (30) days of signing of this Agreement and of receipt of an itemized invoice submitted by A-G, and;

        (b) Payment of $1,200,000 within thirty (30) days of Acceptance of the REMARC Bibliographic Database and of receipt of an itemized invoice submitted by A-G.

5. VALIDITY. The invalidity in whole or in part of any provision of this Agreement shall not void or affect validity of any other provision of this Agreement.

6. NOTICE. Any and all notices permitted or required to be given hereunder shall be deemed duly given (1) upon actual delivery, if delivery is by hand; or (2) upon delivery into the United States mail if delivery is by postage paid registered or certified return receipt requested mail; or
        (3) upon confirmed receipt of telefacsimile transmission. Each such notice shall be sent to the respective party at the address indicated below or to any other address as the respective party may designate from time to time.

               For A-G:          Name:          Auto-Graphics, Inc.
                                 Attn:          Roxanne Lyons
                                                Contracts Administrator
                                 Address:       3201 Temple Avenue
                                                Pomona, California 91768
                                 Telephone:     800-776-6939, ext. 417
                                 FAX:           909-595-3506
                                 Email:         rll@auto-graphics.com

               For Maruzen:      Name:          Maruzen Company Ltd.
                                 Attn:          Yasuto Iwasaki
                                                Senior General Manager
                                 Address:       Maruzen No. 4 Building
                                                13-6 Nihombshi 3-chrome, Chuo-ku
                                                Tokyo, Japan 103-0027
                                 Telephone:     81-3-3275-8598
                                 FAX:           81-3-3275-0656

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                                 Email:         y_iwasaki@maruzen.co.jp


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7.      TERMINATION. This Agreement may be terminated by Maruzen or A-G upon thirty (30) days' prior written notice from the aggrieved party to the party in default after occurrence of any of the following events:

        a. If either Maruzen or A-G shall voluntarily or involuntarily go into liquidation or bankruptcy, or have a receiver or trustee appointed to administer either its property or affairs, which proceeding is not discharged within sixty (60) days, or if either one makes a general assignment of its property for the benefit of creditors; or

        b. If either Maruzen or A-G shall commit a material breach of this Agreement and shall not cure the breach within thirty (30) days after receipt of notice in writing from the other specifying the violation. Failure to remit payment according to the terms in paragraph 4 shall be considered a material breach of contract for the purposes of this Agreement.

8. TAXES. Maruzen shall pay any sales, use, and personal property taxes arising out of or resulting from this Agreement.

9. Maruzen's rights to transfer any interest in the REMARC Bibliographic Database shall be limited to the rights expressly set forth in this agreement, and Maruzen shall have no other rights to sell, assign, or in any other manner transfer or encumber A-G's ownership of the REMARC Bibliographic Database. Maruzen hereby agrees not to make the REMARC Bibliographic Database, or any technical information relating to the REMARC Bibliographic Database, available in any way for the use or benefit of any party except in accordance with the terms and conditions set forth in this agreement. Maruzen acknowledges that no rights of ownership or other proprietary rights in the REMARC Bibliographic Database are transferred to Maruzen nor to any other party by virtue of this agreement, and that title and all proprietary rights to the REMARC Bibliographic Database shall at all times remain in A-G.

10. LIMITATION OF LIABILITY. In no event shall either party be liable to the other for any loss of profits, indirect, incidental, consequential or special damages, or any exemplary or punitive damages, arising out of or resulting from the breach of any provision of this Agreement.

11. REPRESENTATION OF LICENSOR. Licensor (i.e. A-G) represents that it has full rights, power and authority to enter into this Agreement and to perform its obligations hereunder, and to grant Licensee (i.e. Maruzen) all rights provided herein.

12. PROPERTY RIGHTS. Maruzen acknowledges and agrees that it is not, except as expressly contemplated under the terms of this Agreement, acquiring any property rights, whether by way of license, patent, trademark, copyright, or of any other nature whatsoever, in any proprietary information including any software or other intellectual property owned and/or employed by A-G for purposes of performing services under this Agreement.

13. EXCLUSIVITY. During the term of this Agreement including any extension thereof, and subject to Maruzen not being in default of payments to A-G for the REMARC Bibliographic Database, A-G agrees that it will not sell or otherwise provide the REMARC Bibliographic Database, or any work derived therefrom, which A-G is providing to Maruzen under the terms of


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        this Agreement to any other vendor that performs the same service through the Internet or similar computer network within Japan.



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        Notwithstanding the foregoing, under any circumstances which would entitle A-G to terminate this Agreement pursuant to paragraph 7.b above for an uncured material breach by Maruzen of its payment obligations hereunder, A-G may elect instead to terminate the exclusivity provided Maruzen under this paragraph 15.

14. INDEMNIFICATION. Licensor shall indemnify and hold harmless Licensee, its parent, affiliated and subsidiary companies and the directors, officers, employees, representatives, agents, successors and assigns thereof from and against any and all losses, damages, costs and expenses, including but not limited to reasonable attorney's fees, resulting from, arising out of or incident to any suit, claim or demand based on Licensor's breach of the promises, covenants, representations and warranties made by it herein, including but not limited to any infringement of patent, copyright, trademark, or any other intellectual property rights of a third party, or Licensor's advertisement, promotion, sale or distribution of the REMARC Bibliographic Database.

15.     DATA USE/RESTRICTIONS. Maruzen acknowledges and agrees to the following:

        a. The REMARC Bibliographic Database as provided by A-G to Maruzen pursuant to this Agreement is intended for and shall be re-licensed by Maruzen exclusively for use in its system and as a database re-seller within Japan. It is understood and acknowledged that Maruzen may act as an agent for NII (formerly NACSIS) in this capacity and within the framework of this Agreement.

        b. Maruzen represents and warrants that it has no intention to use or permit the use by any person or entity of all or any portion of the REMARC Bibliographic Database to create, enhance, sell, market or otherwise promote an online bibliographic cataloging system outside of Japan.

        c. In furtherance of such intended use, Maruzen hereby acknowledges and agrees not to provide or otherwise make available in whole or in part the REMARC Bibliographic Database to any library, library organization, commercial vendor or any other person or entity for sale, lease, distribution by such entity and/or other use as a cataloging resource, product, and/or service except as indicated above to such entities or their respective customers outside of Japan.

        d. The DATA USE/RESTRICTIONS as defined in 15.a, b, and c, will be in effect during the term of this Agreement and shall survive the expiration and/or termination of this Agreement.



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IN WITNESS WHEREOF, the undersigned parties thereunto duly authorized have executed this Agreement as of in February 21, 2001 in Pomona, California.

FOR: AUTO-GRAPHICS, INC.               FOR: MARUZEN


--------------------------------       -----------------------------------------
(Authorized Signature)                 (Authorized Signature)

Michael Skiles                         Yusaku Takahashi
--------------------------------       -----------------------------------------
(Printed Name)                         (Printed Name)

President                              Senior General Manager
--------------------------------       -----------------------------------------
(Title)                                (Title)


--------------------------------       -----------------------------------------
(Date)                                             (Date)




(Maruzen Contract 022101)